                                                                   Exhibit 10.13

                MARKETING AND ADMINISTRATIVE SERVICES AGREEMENT

          THIS MARKETING AND ADMINISTRATIVE SERVICES Agreement ("Agreement") dated as of the 24th day of July 1997 by and between Chase Mortgage Services, Inc., a Delaware corporation, having a place of business at 200 Old Wilson Bridge Road, Worthington, Ohio 43085 ("Chase") and AEGIS MORTGAGE ACCELERATION CORP., a Delaware corporation, having its principal office at Three Embarcadero Center, Suite 2250, San Francisco, California 94111 ("Aegis").

                                  WITNESSETH:

          WHEREAS Aegis is in the business of marketing and servicing debt rescheduling and acceleration programs and other financial services, and in that regard, developing new business prospects;

          WHEREAS Chase wishes to engage the services of Aegis to perform data processing and marketing services under the name Equity Accelerator Program (the "Program");

          NOW, THEREFORE, for and in consideration of the within promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

          1.  DEFINITIONS

              (a) "Campaign" means a mail Solicitation assigned a specific Campaign number by Aegis.

              (b) "Campaign Term" means the period of time from the date on which a Campaign is mailed until a date eighty (80) months from such date. As to any Customer existing on the Effective Date, the Campaign Terms shall be deemed to have commenced on the date such Customer became a borrower under a Rescheduled Loan subject to processing by Aegis and shall end eighty (80) months thereafter.

              (c) "Customers" means Chase's customers who are currently repaying a mortgage debt instrument to Chase, as servicer, on a monthly schedule.

              (d) "Program" means the Equity Accelerator program described in the Specifications.

              (e) "Program Material" means those specifications and procedures, including documents, scripts and any other marketing and Solicitation materials prepared in connection with the Program.

***Confidential treatment has been requested with respect to the information contained within the "[***]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

              (f) "Prospect" means any Customer for whom Chase has provided to Aegis the information necessary for solicitation to sign up for the Program.

              (g) "Rescheduling" means effecting a payment method change for the Subscriber from a monthly schedule (12 times per year) to a schedule of weekly, monthly, biweekly, or semi-monthly debits without causing any changes to the original loan documents or loan terms. Such loans shall be known as "Rescheduled Loans."

              (h) "Solicitation" means any effort, mean or method approved in writing by Chase and implemented by Aegis to communicate the benefits of the Program to Prospects, including without limitation, writing, design, copy writing, mechanical artwork, photography, illustrations, printing, mailing, and customer service.

              (i) "Specifications" means the detailed description of the Program, attached as Exhibit A which may not be modified without the written consent of Chase.

              (j) "Subscriber" means a Customer who has completed enrollment in the Program, and has paid all fees due to Aegis.

              (k) "Target Market" means those Prospects with mortgages of sufficient remaining terms, principal balance and interest which would make the Program logical and beneficial, as determined jointly by Chase and Aegis.

              (l) "Telephone Solicitation" means those telephonic solicitations of those Prospects who have previously requested additional information.

              (m) "Termination Fee" means a fee for each Subscriber whose loan is the subject of termination under Section 16(e), equal to the product of: (i) [***] for Subscribers enrolling in the Program at an enrollment fee equal to [***] (or [***]) and [***] for Subscribers enrolling in the Program without payment of an enrollment fee; times (ii) the number of months remaining in the Campaign Term applicable to such Subscriber; which product shall be brought to net present value at an [***] percent [***] discount rate.

          2. COMMENCEMENT. Aegis shall, as of July 24, 1997 (the "Effective Date") commence the performance of marketing services in reference to the Target Market and fee and payment processing functions in reference to Prospects and Subscribers, pursuant to the terms hereof. Aegis shall terminate performance of marketing services in reference to the Target Market on July 24, 2001, unless sooner terminated pursuant to the provisions of this Agreement, or unless extended by mutual agreement of the parties. As to each Rescheduled Loan, Aegis shall terminate performance of payment processing functions upon transfer of servicing of such Rescheduled Loan to a third party who chooses not to participate in a rescheduled loan program with Aegis ("Non-Participating Third Party"), refinance, satisfaction or other

[***] Confidential treatment has been requested for certain portions of this document liquidation, unless sooner terminated pursuant to the provisions of this Agreement, or unless extended by mutual agreement of the parties. In the event of a termination due to a Non-Participating Third Party, Chase shall be liable to the Subscriber for any fees due such Subscriber for termination of Subscriber's involvement in the Program.

          3. INSURANCE. At its expense, Aegis shall maintain policies of fidelity, and such other insurance as Is acceptable to Chase, and shall furnish proof of same upon Chase demand.

          The policies shall be in such amounts and with such standard coverages as are satisfactory to chase. Aegis shall provide Chase with a certificate from the insurer evidencing such coverage which shall provide for at least ten (10) days prior notice from the insurer to Chase in the event of insurer's cancellation. Aegis covenants to-make claim against, and diligently pursue, recovery from the insurance carrier(s) with whom insurance is maintained for any claim made by Chase upon Aegis for which such insurance carriers may be liable.

          4. STATEMENTS AND RECORDS. Aegis shall annually, within five business days of finalization, but in no event later than June 30th of each year, provide to Chase an audited statement of Aegis' consolidated statement of operations for such fiscal year, prepared in accordance with generally accepted accounting principles and by an auditor acceptable to Chase. Aegis will keep Rescheduled Loan records in accordance with FNMA, FHLMC and GNMA guidelines and FHA and VA regulations and the regulations of any state or federal government or supervisory agency having authority over Chase or Aegis. Such Rescheduled Loan records shall be the property of Chase and upon demand by Chase, or termination of this Agreement, shall be delivered to Chase. Upon Chase's written request, Aegis shall give Chase, or its authorized representatives and appropriate regulators, the opportunity, during normal business hours, to examine Aegis' books and records relating to the Rescheduled Loans and to make copies and extracts at Chase's expense. Aegis shall provide to Chase monthly a copy of the print file for every direct mail campaign which will contain the names and data appearing on the direct mail solicitations together with a sample of the materials contained within any such campaign. In addition, Aegis shall provide any enrollment materials for each Subscriber upon Chase's request.

          5. RESPONSIBILITIES OF AEGIS. Until the principal and interest of each Rescheduled Loan is paid in full, or until termination of this Agreement in accordance with the provisions hereof, whichever is sooner, Aegis shall:

              (a) Debit of Payments. Proceed diligently to debit all mortgage payments due under the terms of each Rescheduled Loan as they become due by automatic debit from the Subscriber's account; insure that all authorizations necessary to allow such debits are in place prior to the date on which debit is due for the Rescheduled Loan, and exert diligent efforts to arrange for subsequent debit of a failed debit; notify

Chase, within 5 business days, if Aegis is unable to debit any account and thereafter arrange for subsequent debit.

              (b) Deposit in Accounts. Deposit all funds received with respect to each Rescheduled Loan daily into Chase's receipt settlement account; within 48 hours of fund receipt, see to transfer of such funds into Chase's custodial account; upon accumulation of sufficient funds to make scheduled mortgage payments and/or additional principal payments under the terms of the Rescheduled Loan documents, see to transfer of such funds into Chase's disbursement settlement account and then onto an appropriate Chase account for posting to the Subscriber's mortgage debt; maintain records to show the respective interest of each Subscriber, Chase and the investor in the accounts.

              (c) Records and Delinquency Notice. Keep a complete, accurate, and separate account of all sums paid by Subscriber, debited, or disbursed.

              (d) Customer Service and Other Duties and Reports. Respond promptly to customer inquiries relating to the Program generally, and as it relates to any individual loan, and immediately relay all other customer service issues to appropriate personnel within Chase; perform such other customary duties, furnish such other reports and execute such other documents in connection with its duties hereunder as Chase from time to time may reasonably require, as well as such other responsibilities as are customarily performed according to prudent mortgage banking standards.

              (e) Statements to Mortgagor. Submit to each mortgagor, at least annually, an accounting or report detailing interest earnings on mortgage payments and other information customarily provided to mortgagors in relation thereto; mail, on or before the date required by law, all required IRS 1099 INT forms, to all parties entitled to receive same, for the period during which services are performed by Aegis under the terms of this Agreement

              (f) Rescheduled Loan Payoffs. Handle paid-off Rescheduled Loans in compliance with law, including but not limited to, timely delivery of all payment information, termination of the account debit authorization, and remittance of all remaining funds to Chase.

              (g) Operating Procedures. Abide by all written procedures and specifications furnished by Aegis to Chase, and by Chase to Aegis (the "Procedures"). Aegis hereby represents and warrants that procedures provided by Aegis to Chase comply with all applicable laws, rules, regulations, guidelines and/or requirements of any regulatory agency, investor, or any party which has insured or guaranteed an interest in a Rescheduled Loan. A true and correct copy of the current procedures under which Aegis operates have been as of the date of this Agreement delivered to Chase. Procedures may be modified from time to time as agreed by Aegis and Chase. Each account shall be established and maintained, and all debit and remittance activities shall be performed, in a manner which complies with the applicable laws, rules, regulations, guidelines and/or requirements of any regulatory agency, investor, or any party which has insured or guaranteed an interest in the Rescheduled Loan Aegis shall provide Chase with copies of all account reconciliations on a monthly basis, by the twentieth (20th) day of each month.

              (h) Program Materials and Marketing. Within sixty (60) days of the Effective Date and prior to the first Solicitation, Aegis and Chase will work together to create the Program Materials. Aegis shall provide marketing assistance necessary to implement the Solicitation of Chase's defined Target Market within 180 days of the Effective Date, including but not limited to writing, design, copywriting, mechanical artwork, photography, illustrations, printing, mailing, enrollment processing and customer service (for more specific detail refer to Exhibit C).

              (i) Non-solicitation. Aegis, its employees, representatives and/or agents shall not make any representations or warranties about the Program to any Customer, Prospect or Subscriber except as set forth in the Program Materials and as approved in writing by Chase. Aegis shall not directly or indirectly, solicit or contact any Customer, Prospect, or Subscriber, for any purpose, or provide any list or other information obtained in connection with this Agreement in connection with any Customer, Prospect or Subscriber or on any Rescheduled Loan to any third party, including but not limited to solicitation of any product or service, other than in connection with services provided under this Agreement

              (j) Facilities. Aegis shall maintain office space, computer, phone, and other equipment and services and staff (including payroll services and employment benefits) sufficient to implement and direct the Solicitation and Telephone Solicitation and all other obligations of Aegis set forth in this Agreement. Aegis will use reasonable commercial efforts to assist Chase's training staff in developing and delivering information about the Program to assist Chase's employees who may provide services related to the Program.

              (k) Servicing Transfers. In the event of a transfer of the servicing on a Rescheduled Loan to a third party, Aegis shall continue to provide the services described in this Agreement, pursuant to the terms of the Procedures.

          6. RESPONSIBILITIES OF CHASE. Until the principal and interest of each Rescheduled Loan is paid in full, or until termination of this Agreement in accordance with the provisions hereof, whichever is sooner, Chase shall:

              (a) Customer Information. Deliver monthly to Aegis all data reasonably requested by Aegis to implement the Solicitation.

              (b) New Customer Information. Deliver monthly to Aegis all loan information regarding newly originated or new servicing loan customers identified by Chase and necessary for Solicitation of such Customers.

          7. FEES. The fee structure and charges for services listed in Exhibit B shall remain in effect during the term of this Agreement Thereafter, Aegis and Chase must agree upon any revisions to the fee structure charged to Subscribers as a result of changes in operating costs, or market conditions. Unless mutually agreed to otherwise, Chase shall share in any change in fees proportional to Chase's pro-rata share of current few. Monies due one party to the other over thirty days will bear delinquency charges at the maximum rate allowed by law or 10% whichever is less.

          8.  ADDITIONAL AGREEMENTS.  The parties further agree as follows:

              (a) Modifications required to be made to Aegis' systems in order to comply with changes in federal or state banking laws or regulations will be made available to Chase Prospects and Subscribers. Each such change shall be made and implemented as soon as practical, and in any event by such time as the modification may be necessary to comply with the law or regulation.

              (b) Should Aegis fail to maintain the service standards referenced in this Agreement, Aegis will undertake such actions as are necessary to promptly enable it to recover and maintain such service standards. Aegis will advise Chase of the corrective steps that Aegis is undertaking and the estimated time required to complete the correction and, in the case of errors in data or reports, will supply the corrected data or reports to Chase promptly. By receipt of such information, Chase shall not have waived its right to consider Aegis in breach of this Agreement pursuant to the provisions of paragraph 16 of this Agreement.

              (c) Aegis shall maintain adequate backup arrangements and equipment in order to maintain services hereunder in the event of the failure of Aegis' equipment Aegis shall test the operation and effectiveness of its disaster recovery plan at least annually and will make the results of such tests available to Chase upon request. Chase will be responsible for its own systems, programs and equipment (including backup) necessary to support its on-site operations.

              (d) Aegis further represents and warrants that its has implemented various procedures and systems which will safeguard Chase's records and other data and Aegis' data, equipment, facilities and other property used in the performance of Aegis' obligations under this Agreement from loss of damage attributable to fire, theft, or any other cause. Aegis will maintain and enforce these systems and procedures throughout the term of this Agreement and thereafter if necessary, and will make whatever additions and amendments to them as are required by applicable law from time to time for the secure performance of its obligations under this Agreement.

          9. NON-EXCLUSIVE AGREEMENT. Nothing in this Agreement shall prevent Aegis from performing any services described above for other entities, during or after the term of this Agreement. In addition, nothing in this Agreement shall prevent Chase from receiving any services described above from other entities, during or after the term of this Agreement, provided that Aegis shall be the exclusive provider of the services described in this Agreement for loans for which, as of the Effective Date, the servicing rights are owned by Chase, and for which Chase, or its affiliate directly performs the servicing duties.

          10. PERFORMANCE STANDARDS. In performing services hereunder, Aegis shall:

              (a) Perform such services in accordance with applicable written supplemental service agreements, letters of understanding, policies, procedures and processing priorities or other schedules to which the parties may agree from time to time;

              (b) Perform such services using the same standards of care and diligence as are required of a national banking association exercising prudent mortgage banking practices in processing or performing similar functions; and

              (c) Perform such services in accordance with applicable state and federal laws and regulations and investor requirements.

          11. CONFIDENTIALITY. It is expressly understood by both Chase and Aegis that certain information which will be exchanged by Chase and Aegis and/or their employees, or agents, during the term hereof constitutes trade secrets and/or confidential information of the respective entities. Accordingly, both Chase and Aegis shall treat such information received from the other strictly confidential, and shall not use, disclose or permit to be used or disclosed at any time, prior to or after termination of this Agreement, the trade secrets and/or confidential information in any manner other than as permitted by the other party.

          12. ACCESS TO INFORMATION. Aegis shall provide Chase and its duly authorized representatives and representatives of governmental authorities having jurisdiction over Chase with access to all books, records, other information and facilities reasonably related to this Agreement or the provision of services hereunder, as Chase or any such person shall reasonably request.

          13. AUTHORITY. Except as specifically authorized by Chase in writing. Aegis shall not, and shall have no authority to, solicit, communicate, or enter into any agreements, contracts or other binding commitments, in the name of and on behalf of Chase.

          14. INDEMNIFICATION. Each party shall indemnify and hold the other harmless against any loss resulting from (i) a breach of any of its covenant or obligations under the terms of this Agreement or (ii) the inaccuracy of any representation or warranty made by such party under the term of this Agreement

          15. TERMINATION. Each Subscriber has the right to terminate its participation in the program in accordance with his agreement and in accordance with the Terms and Conditions document which is a part of the Specifications and is provided Subscriber. Aegis and Chase shall, upon such termination, respectively and on a pro-rata basis pay or refund to each Subscriber the portion of the enrollment fee described in Exhibit B received by Aegis and Chase. Operationally, Aegis shall pay Subscriber the total amount due to Subscriber and subsequently deduct Chase's pro-rata share from the fees due Chase each month.

          16. TERMINATION. Either party (the "Terminating Party") may, by written notice to the other, terminate this Agreement if:

              (a) The other party (the "Breaching Party") materially fails to perform its covenant or obligations hereunder, or breaches its representations and warranties hereunder, and upon notice by the Terminating Party of the material failure to perform or breach, the Breaching Party has not corrected same within 45 days of delivery of notice (provided, however, that such 45 day period shall be reduced to 2 business days in the event of non-payment of any monthly payment due on a Rescheduled Loan, or to any lesser time frame required by law, regulation or investor guidelines).

              (b) The other party becomes insolvent or bankrupt or is placed under conservatorship or receivership.

              (c) The other party assigns or attempts to assign its rights and obligations hereunder, without the prior written consent of the Terminating Party.

              (d) By Chase, with respect to the affected Rescheduled Loans, upon 90 days written notice (or such other time period as may be required by applicable law, regulation or investor requirements) to Aegis in the event of
(i) Chase's sale of the Rescheduled Loan or (ii) Chase's sale of the servicing rights to the Rescheduled Loan.

              (e) By Chase, without cause, upon 90 days written notice to the other party; provided, however, that if Chase terminates this Agreement pursuant to the subparagraph (e), it shall pay Aegis the Termination Fee as reimbursement for expenses relating to resulting transfer of processing.

          17. AEGIS NOT TO RESIGN/CHANGE BANK. Aegis shall not resign from the obligations and duties hereby imposed on it, except upon consent of Chase, which consent shall not be unreasonable withheld, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured. No such resignation shall become effective until a successor conforming to the characteristics set forth in the following sentence has assumed Aegis' responsibilities and obligations hereunder; provided, however, Aegis and Chase shall cooperate in identifying such successor. Any successor shall be an institution which is reasonably acceptable to Chase. Aegis shall not change the banking institution with which it has a depository relation in reference to the accounts that are the subject of this Agreement without the prior written consent of Chase.

         18. POST TERMINATION. Upon termination of this Agreement, Aegis shall account for and turn over to Chase all funds collected under each Rescheduled Loan less only the compensation then due Aegis, and if any compensation is in dispute only the non-disputed portion of such compensation, and deliver to Chase all records and documents relating to each such Rescheduled Loan that it may have in its possession. Obligations relating to indemnification for breach of duties, representations or warranties and to confidentiality, shall survive termination of this Agreement.

         19. INDEPENDENT CONTRACTOR. Aegis shall be an independent contractor acting on its own behalf and for its own account and without authority to act for or in behalf of Chase except as expressly set forth herein or as requested by Chase in writing.

         20. NOTICE. All notices from Aegis to Chase shall be sent by fax, overnight mail or first class mail addressed to Chase at the address specified below unless another address is designated in writing by Chase. All notices from Chase to Aegis shall be sent by fax, overnight mail or first class mail addressed to Aegis at the address specified below unless another address is designated in writing by Aegis.

              If to Chase:
              Chase Mortgage Services, Inc.
              200 Old Wilson Bridge Road
              Worthington, Ohio 43085
              Attn: Gregg Harrington

              If to Aegis:
              Aegis Mortgage Acceleration Corp.
              Three Embarcadero Center
              Suite 2250
              San Francisco, CA 94111
              Attn: John P. Decker

         21. ENTIRE AGREEMENT. On September 24, 1992, Aegis (as successor in interest to Grant Financial Group, Inc.) entered into an Equity Accelerator Program, Agreement with Chase (the "First Agreement") an agreement dated July 11, 1996 for certain Rescheduled Loans (the "Second Agreement"), and an Agreement dated December 17, 1996 for the initial target mailing solicitation plan (the "Third Agreement"). The First Agreement and the Third Agreement shall be replaced by this Agreement This Agreement contain the entire agreement between the parties pertaining to the First and Third Agreements. The Second Agreement remains in force. No modification of this Agreement shall be valid unless in writing and signed by the parties.

         22. AEGIS REPRESENTATIONS. Aegis represents, warrants and covenants to Chase that it is, and at all times during the term of this Agreement shall:

              (a) Have all material licenses, permits, franchises, certificates and approvals required to enter into and to perform this Agreement,

              (b) Operate under procedures which do not violate or contradict GNMA, FNMA and FHLMC guidelines pertaining to one-to-four family, residential mortgage loans,

              (c) Comply with present and future GNMA, FNMA and FHLMC requirements and the requirements of any private investor or insurer of a mortgage loan subject to this Agreement.

              (d) Comply with applicable state and federal laws, rules and regulations.

              (e) Make no representation, warranty or statement which contains or will contain any untrue or inaccurate statement of a material fact or omit to state a material fact necessary to make the statements made not misleading.

         23. ADDITIONAL REPRESENTATION. Each party represents and warrants that:

              (a) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction;

              (b) It has full power, authority and capacity to enter into, execute, deliver and perform this Agreement;

              (c) This Agreement constitutes its legal, valid, binding and enforceable obligations; and

              (d) All corporate actions, covenants, resolutions and approvals necessary for the execution and performance of this Agreement have been taken and/or received.

         24. GOVERNING LAW. This Agreement is governed by the laws of the State of Ohio.

         25. ASSIGNMENT. Any sale, transfer or assignment, in whole or in part, of any interest in or obligations under this Agreement, are subject to the other party's written consent, which consent shall not be unreasonably withheld, provided however that, Chase may, without consent, assign to an affiliate. A sale transfer or assignment of more than fifty one percent (51%) of the stock, or a change in control of more than fifty one percent (51%) of the stock. of a party shall be deemed a sale, transfer or assignment requiring consent in accordance with this Section 25. Each party shall promptly notify the other of any sale, transfer or assignment or intended sale, transfer or assignment requiring consent pursuant to the terms of this Section 25.

         26.  ESCROW AGREEMENT.

              (a) Aegis will place full complete and accurate working copies of all software, software bard code, software operating instructions. subscriber database, and daily administrative procedures, including minimum processing system requirements, installation requirements, operating procedures, and diskettes containing complete processing programs necessary to operate the mortgage acceleration process, as well as an expanded customer service procedure (collectively, the "Deposit") with Information Architects, Inc. (the "Escrow Agent"), whose address is 261 Moe Street, P. 0. Box 205, Poulsbo, WA 98370, within seven (7) days of the date of this Agreement Escrow Agent will confirm with Chase its receipt of the Deposit within ten (10) days of the date of this Agreement.

              (b) Aegis will provide Escrow Agent with an update of the Deposit by the fifteenth (15th) day of each month. Escrow Agent will notify Chase by the twentieth (20th) day of each month if it has not received the required information.

              (c) Chase will notify Escrow Agent of any material breach by Aegis of this Agreement Upon receipt of such notice, Escrow Agent will notify an officer of Aegis in writing. If Aegis cannot cure the breach within ten (10) business days, and notifies Escrow Agent that the breach cannot be cured within this time, Escrow Agent shall deliver to Chase by overnight mail, the Deposit without being required to obtain the consent of Aegis.

              (d) After such release of the Deposit to Chase, Chase may use the Deposit solely, and only to extent necessary, for the purpose of curing the breach which triggered the release. As soon as such breach is cured, or a work-around or other intermediate solution is found, Chase shall return the Deposit, and all copies thereof, to Escrow Agent.

         27.  COSTS AND EXPENSES.

         Unless otherwise states herein, all obligations and responsibilities of Aegis as set forth in this Agreement shall be at the sole costs and expense of Aegis. Unless otherwise states herein, all obligations and responsibilities of Chase as set forth in this Agreement shall be at the sole costs and expense of Chase.

         IN WITNESS WHEREOF, each party has caused this Agreement to be signed and executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

                               CHASE MORTGAGE SERVICES, INC.

                               Signature: /s/ J.  Gregory Harrington
                                         ---------------------------

                               Name: J.  Gregory Harrington
                                     -------------------------------

                               Title: First Vice President
                                     -------------------------------

                               Date: July 24, 1997
                                     -------------------------------

                               AEGIS MORTGAGE ACCELERATION CORP.

                               Signature: /s/ John Decker
                                         ---------------------------

                               Name: John Decker
                                     -------------------------------

                               Title: President
                                      ------------------------------

                               Date: July 24, 1997
                                     -------------------------------

                                   Exhibit A

                                Specifications

                              (To Be Determined)

                                   Exhibit B

                                 Fee Structure

                                     [***]

Enrollment Fees due Chase will be calculated on a monthly basis and are earned at the time a Subscriber is enrolled. Program Fees due Chase will be calculated on a monthly basis and are earned at the time a debit is completed. Fees due Chase shall be remitted to Chase by the 20th day of the month following the month in which a fee is earned.

Aegis shall upon request by Chase perform payment processing functions pursuant to the terms of this Agreement in connection with loans which are already Rescheduled Loans. The fee for set up of any such Rescheduled Loans shall be [***] per such Rescheduled Loan due to Aegis from Chase, with the exception of Rescheduled Loans acquired by Chase from Source One Mortgage for which the setup fee shall be [***] per such Rescheduled Loan.

[***] Confidential treatment has been requested for certain portions of this document

            Amendment to Client Agreement, Exhibit B: Fee Schedule

This Amendment to the Client Agreement ("Agreement") dated July 24, 1997, is effective as of October 1, 1999 between Chase Manhattan Mortgage Corporation ("Client") and Aegis Mortgage Acceleration Corp. ("Aegis"). It does not extend the existing expiration date of the Agreement or change commissions for either the [***], the [***] or the [***].

Aegis and Client hereby agree to utilize the new [***] product offer as a major part of the continuing portfolio mailing program. Under this program, the Subscriber's enrollment fee is collected from [***] the standard Aegis' [***] product in which the Subscriber pays the fee at the time of enrollment.

Aegis and Client hereby agree that Client will be paid a [***] commission for all [***] new mailing subscribers and a [***] commission for all [***] remailing subscribers and that Exhibit B to the Agreement shall be deemed to reflect these commission amounts during its remaining term.

Except as amended herein the Agreement shall continue to be in full force and effect.

Please indicate your acceptance of this Amendment by executing two copies below.

CHASE MANHATTAN MORTGAGE CORP.:         AEGIS MORTGAGE ACCELERATION CORP.:

By /s/ J. Gregory Harrington            By /s/ William R. Grant
   -----------------------------          --------------------------------
      J. Gregory Harrington,                 William R. Grant,
      Senior Vice President                  Vice President

Date 2/15/00                            Date 2/7/00
    ----------------------------            ------------------------------

Please sign, date and return one copy of this Amendment to:

Deirdre A. Gautieri
Aegis Mortgage Acceleration Corp.
Three Embarcadero Center, Suite 500
San Francisco, California 94111

[***] Confidential treatment has been requested for certain portions of this document

                                   Exhibit C

                          Relating to Marketing Plan

Aegis responsibilities include:

          . Preparing a twelve month mailing schedule for the Program, including new mailings and re-mailings.

          . Preparing Program Materials based on mutually agreed upon revisions to the Program Materials used in pilot mailings for Chase, including but not limited to the benefits statements.

          . Providing counts and samples for Chase Approval of excluded and mailable loans.

          .  Printing off-set materials.

          . Providing materials for and conducting Chase employee training as necessary.

          . Managing all laser printing, folding, inserting and metering required in connection with any Program marketing materials.

          . Conducting and bearing expense of all Campaigns, and assigning a Campaign tracking number to each. There shall be a minimum of five Campaigns per year, each of which shall result in a hit rate of at least two percent

          .  Providing effective follow-up to all Customer inquiries.

          .  Providing monthly reporting of marketing results.

Chase responsibilities include:

          . Providing camera-ready artwork (logo slicks), sample materials, PMS colors.

          . Preparing test tape of portfolio for Aegis data segmentation and layout testing.

          . Providing a listing of exclusion criteria, and reviewing final exclusion criteria, for use in identifying loans that are ineligible for the Program.

          . Cooperating in a limited amount of testing of alternative materials, offers or segmentation (not to exceed 20% of eligible loans).

          . Sending a new master file tape of the portfolio on a monthly basis until completion of the mailing schedule.

                                      C-2